UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 28, 2025

ENDRA Life Sciences Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37969	26-0579295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 Green Court, Suite 350 Ann Arbor, MI	48105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 335-0468

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	NDRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2025, ENDRA Life Sciences Inc. (the “Company”) entered into a Consulting Agreement with Michael Thornton (the “Consulting Agreement”), in connection with which Mr. Thornton resigned as the Company’s Chief Technology Officer effective on such date. Pursuant to the Consulting Agreement, Mr. Thornton will provide commercialization services and certain deliverables to the Company, as may be requested by the Company from time to time, and the Company shall pay Mr. Thornton at a rate of (i) $150 per hour for the first five hours per calendar week and (ii) $100 per hour for any hours in excess of five hours per calendar week. The Consulting Agreement provides that all of Mr. Thornton’s outstanding Options and Restricted Stock Units (each term as defined in the Company’s 2016 Omnibus Incentive Plan) shall remain outstanding and continue to vest in accordance with their terms for so long as Mr. Thornton is providing services under the Consulting Agreement. The Consulting Agreement has an indefinite term and may be cancelled by either party with 15 days’ notice to the other party.

Additionally, on November 28, 2025, the Company entered into an Advisory Services Agreement (the “Advisory Services Agreement”) with Impact Solve, LLC, a Washington limited liability company dba Impact Solutions (“Impact Solutions”), which supersedes and replaces Impact Solutions’ prior services agreement with the Company. The Advisory Services Agreement provides for services (the “Services”) to be provided to the Company by Richard Jacroux, the Company’s Chief Financial Officer, pursuant to work orders to be agreed upon by Mr. Jacroux and the Company from time to time. The Advisory Services Agreement provides that the Company shall reimburse Impact Solutions for reasonable travel and any additional expenses that the parties may agree to in writing in advance. Fees for the Services will be set forth in each applicable work order agreed to in advance by the Company and Impact Solutions. The initial work order, effective as of the date of the Advisory Services Agreement, provides for Mr. Jacroux to serve as the Company’s Principal Financial Officer and Principal Accounting Officer for an initial discounted base fee of $8,650 per month and at a rate of $124.70 per hour for hours beyond 16 per week, subject to an increase to a base fee of $10,800 per month and a rate of $156.00 per hour for hours beyond 16 per week effective January 1, 2026. The Advisory Services Agreement includes customary non-solicitation provisions, confidentiality provisions and representations and warranties included in similar agreements.

The foregoing descriptions of the Consulting Agreement and the Advisory Services Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Advisory Services Agreement and the Consulting Agreement, which are filed as Exhibits 10.1 and 10.2 hereto, respectively and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Consulting Agreement, dated as of November 28, 2025 by and between ENDRA Life Sciences Inc. and Michael Thornton
10.2	Advisory Services Agreement, dated as of November 28, 2025 by and between ENDRA Life Sciences Inc. and Richard Jacroux
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDRA Life Sciences Inc.
November 28, 2025
	By:	/s/ Alexander Tokman
	Name:	Alexander Tokman
	Title:	Chief Executive Officer and Chairman

2